Exhibit 99.1

S.Y. Bancorp Reports First Quarter 2014 Net Income up 21% to $8.2 Million or $0.56 Per Diluted Share

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 23, 2014--S.Y. Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today reported that first quarter net income increased 21% to $8,177,000 or $0.56 per diluted share for the three-month period ended March 31, 2014.

The following is a summary of the Company's reported results:

Quarter Ended March 31,	2014	2013	Change
Net income	$8,177,000	$6,768,000	21%
Net income per share, diluted	$0.56	$0.49	14%
Return on average equity	14.14%	13.18%
Return on average assets	1.41%	1.30%

The Company's performance continues to underscore solid financial achievements. Highlights of the first quarter included:

  Ongoing improvements in overall credit quality, reflecting a notable decline in charge-offs, non-performing loans and assets that support a $2 million reduction in the level of loan loss provision compared with that for the prior-year quarter;
  Interest savings of $750 thousand from the fourth quarter 2013 redemption of the Company's trust preferred securities;
  A net gain of $343 thousand on the disposition of several properties of other real estate owned (OREO);
  Attractive growth in income from investment management and trust services;
  Strong and improved returns on average equity and assets; and
  Consistent loan production and continued net loan growth.

"We are pleased to report another solid performance by the Company for the first quarter of 2014," said David P. Heintzman, Chairman and Chief Executive Officer. "Several broad, positive trends continued to drive our business growth and higher earnings, including steadily improving credit quality metrics that support our efforts to reduce credit costs, coupled with ongoing expansion and growth in our investment management and trust services department. While loan production for the first quarter was comparable to the same quarter last year, overall loan growth remains challenging due to the pace of loan repayments."

Regarding the Company's investment management and trust department, Heintzman noted that, following a record year in 2013, the department completed the first quarter of 2014 with an 18% increase in fee income for the quarter. This increase reflected a continuation of favorable stock market trends, combined with ongoing new business growth and an increase in estate fees. This performance helped offset a decline in mortgage banking revenue as the Bank's mortgage division continued to face reduced loan refinancing demand and lower purchase volume due in part to severe winter conditions that dampened home-buying activities throughout most of the first quarter.

Heintzman also discussed how improving credit quality metrics have enabled the Company to reduce the level of provision for loan losses in the first quarter, even more than management anticipated. Most credit quality indicators have now returned to a more normalized level: compared with figures as of March 31, 2013, non-performing loans (NPLs) have declined 39%, other real estate owned (OREO) and repossessed assets have declined 49%, and non-performing assets (NPAs) have declined 40%. On a linked-quarter basis, NPLs have declined 11%, OREO and repossessed assets have declined 48%, and NPAs have declined 18% since December 31, 2013.

"While many positive things are happening in our business, we are still encountering headwinds in some areas," Heintzman continued, "including a challenging interest rate environment and competitive lending landscape, both of which have worked to restrain an improvement in our net interest margin. While net interest margin is up sequentially in the first quarter of 2014, it is almost entirely because of the redemption of our trust preferred securities in the fourth quarter of 2013. Absent competitive pressures, we believe the first quarter net interest margin will be representative of the remainder of 2014. In addition to normal prepayments offsetting loan production, we experienced an unusually large amount of payoffs in the first quarter of 2014 related to collateral dispositions and businesses being sold. Although this contributed to lower net loan growth for the quarter, we do not expect this to be a continuing trend."

Concluding, Heintzman said, "In the first quarter, we were able to build on the momentum that developed in our business last year, strengthening our foundation for future growth and extending our track record as one of the top-performing community banks in the country. Validating these efforts, we have learned that S.Y. Bancorp once again has been named to the KBW Bank Honor Roll, a ranking prepared annually by one of the nation's leading investment banks specializing in the financial services sector. Only 31 banks were named to this exclusive ranking for 2013, down from 47 for 2012, and of those 31 selected based on their 10-year record, only 27 – including S.Y. Bancorp – repeated from the 2012 listing. Considering the economic vitality of our markets, the competitive differentiation offered by our high-performing investment management and trust department, and a stable loan pipeline, we are confident that the Company remains well positioned to achieve further growth, attractive profitability and solid shareholder returns over the course of the year."

S.Y. Bancorp's total assets increased $233 million or 11% at March 31, 2014, reaching $2.35 billion compared with $2.12 billion at March 31, 2013. The Company's loan portfolio increased $127.7 million or 8% to $1.73 billion at March 31, 2014, compared with $1.60 billion at March 31, 2013. Total deposits increased $251 million or 14% to $1.99 billion at March 31, 2014, from $1.74 billion at March 31, 2013.

As reflected below, the Company's capital levels remained strong during the first quarter of 2014 and exceeded the required minimums of 5%, 6% and 10%, respectively, necessary to be deemed a "well-capitalized" institution – the highest capital rating for financial institutions.

	March 31, 2014	Dec. 31, 2013	March 31, 2013
Tier 1 leverage ratio	10.00%	9.75%	11.11%
Tier 1 risk-based capital ratio	12.47%	12.29%	13.60%
Total risk-based capital ratio	13.72%	13.54%	14.86%

The Company has continued to maintain capital ratios at historically higher levels to enhance its flexibility to pursue expansion and other opportunities that may arise. Even considering those objectives, S.Y. Bancorp has continued to enhance stockholder value through steadily increased cash dividends, raising the dividend rate four times over the past three years.

Net interest income – the Company's largest source of revenue – increased $1.8 million or 10% to $20.2 million in the first quarter of 2014 from $18.5 million in the prior-year quarter. In the first quarter of 2014, net interest margin was 3.76% versus 3.61% in the fourth quarter of 2013 and 3.83% in the first quarter of 2013. The increase in net interest margin sequentially from the fourth quarter of 2013 primarily reflected the aforementioned redemption of trust preferred securities.

NPLs totaled $20.5 million or 1.18% of total loans outstanding at March 31, 2014, down from $22.9 million or 1.33% of total loans outstanding at December 31, 2013, and $33.5 million or 2.09% of total loans at March 31, 2013. Included in NPLs are loans that have been restructured totaling approximately $7.3 million at March 31, 2014, $7.2 million at December 31, 2013, and $11.0 million at March 31, 2013. These loans are performing in accordance with their restructured terms and are accruing interest. NPAs, which include NPLs and repossessed assets, were $23.4 million or 0.99% of total assets at March 31, 2014, down from $28.5 million or 1.19% of total assets at December 31, 2013, and $39.2 million or 1.85% of total assets at March 31, 2013.

Net charge-offs in the first quarter of 2014 totaled $281 thousand or 0.02% of average loans, down from $2.0 million or 0.12% of average loans in the fourth quarter of 2013 and $2.2 million or 0.14% of average loans in the year-earlier period.

Because of ongoing improvements in credit quality metrics, the Company's loan loss provision for the first quarter of 2014 was $350 thousand, down from $1.6 million in the fourth quarter of 2013 and $2.3 million in the prior-year quarter. The allowance for loan losses stood at 1.65% of total loans at March 31, 2014, compared with 1.66% of total loans as of December 31, 2013, and 2.00% at March 31, 2013. Management believes the Company remains adequately reserved based on its current assessment of overall risk in the loan portfolio.

Total non-interest income increased $247 thousand or 3% to $9.5 million in the first quarter of 2014 from $9.2 million for the prior-year quarter and represented 32% of total revenue for the first quarter of 2014 versus 33% of total revenue in the first quarter of 2013. The increase primarily reflected a $682 thousand or 18% increase in income from investment management and trust services, which was partially offset by a decrease of $592 thousand or 50% in mortgage banking revenue.

Total non-interest expense increased $2.0 million or 13% to $17.5 million in the first quarter of 2014 from $15.6 million in the same period last year. The change primarily reflected a $1.5 million or 15% increase in salaries and employee benefits, a $325 thousand or 26% increase in net occupancy expense, a $204 thousand or 15% increase in data processing expense and a $314 thousand or 12% increase in other non-interest expense, which together were partially offset by a $343 thousand gain on the sale of OREO properties. The increase in salaries and employee benefits was attributable to the addition of sales, lending, support and service personnel throughout the Bank and its investment management and trust department, including positions related to a bank acquisition in the second quarter of 2013, and normal salary increases. The increase in net occupancy expense primarily reflected higher snow removal costs, a non-recurring rent concession recorded in the first quarter of 2013, and the addition of four branches acquired in the second quarter of 2013. The increase in data processing expense primarily reflected a change in the way debit card transactions are charged by the Bank's new bank card processor. Other non-interest expense increased primarily due to losses on debit cards, amortization of core deposit intangibles, an increase in state and local bank taxes, and other items that were not individually significant.

In February 2013, S.Y. Bancorp's Board of Directors declared a quarterly cash dividend of $0.21 per common share. The latest dividend was distributed on April 1, 2014, to stockholders of record as of March 10, 2014.

Louisville, Kentucky-based S.Y. Bancorp, Inc., with $2.35 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT.

The following table provides a reconciliation of total stockholders' equity, in accordance with US GAAP, to tangible common equity. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

Tangible Common Equity Ratio
(Dollars in thousands)

	March 31, 2014	Dec. 31, 2013	March 31, 2013
Total stockholders' equity (a)	$236,976	$229,444	$208,897
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(2,004)	(2,151)	--
Tangible common equity (c)	$234,290	$226,611	$208,215

Total assets (b)	$2,354,238	$2,389,262	$2,121,066
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(2,004)	(2,151)	--
Tangible assets (d)	$2,351,552	$2,386,429	$2,120,384

Total stockholders' equity to total assets (a/b)	10.07%	9.60%	9.85%
Tangible common equity ratio (c/d)	9.96%	9.50%	9.82%

The following table provides a reconciliation of net interest margin, in accordance with US GAAP, to core net interest margin. The Company provides this information to illustrate the trend in quarterly net interest margin sequentially during 2014 and 2013 and to show the impact of prepayment fees and late charges on net interest margin.

Reconciliation of Net Interest Margin to Core Net Interest Margin

	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013
Net interest margin	3.76%	3.61%	3.79%	3.72%	3.83%
Prepayment penalties / late charges	(0.01)	(0.06)	(0.06)	(0.04)	(0.06)
Interest adjustment on non-accrual loan	--	--	(0.07)	--	--
Accretion of fair value adjustments	(0.03)	(0.02)	(0.03)	(0.02)	--
Core net interest margin	3.72%	3.53%	3.63%	3.66%	3.77%

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company.

S. Y. Bancorp, Inc. Financial Information (unaudited)
First Quarter 2014 Earnings Release
(In thousands unless otherwise noted)
	Three Months Ended
	March 31
	2014	2013
Income Statement Data
Net interest income, fully tax equivalent (1)	$21,853	$18,711
Interest income
Loans	$19,359	$19,049
Federal funds sold	79	80
Mortgage loans held for sale	31	64
Securities	2,135	1,642
Total interest income	21,604	20,835
Interest expense
Deposits	1,140	1,339
Federal funds purchased	6	8
Securities sold under agreements to repurchase	34	35
Federal Home Loan Bank (FHLB) advances	196	217
Subordinated debentures	-	773
Total interest expense	1,376	2,372
Net interest income	20,228	18,463
Provision for loan losses	350	2,325
Net interest income after provision for loan losses	19,878	16,138
Non-interest income
Investment management and trust income	4,568	3,886
Service charges on deposit accounts	2,103	2,000
Bankcard transaction revenue	1,075	961
Mortgage banking revenue	588	1,180
Brokerage commissions and fees	505	615
Bank owned life insurance	236	252
Other non-interest income	400	334
Total non-interest income	9,475	9,228
Non-interest expense
Salaries and employee benefits expense	11,118	9,657
Net occupancy expense	1,556	1,231
Data processing expense	1,560	1,356
Furniture and equipment expense	268	291
FDIC insurance expense	342	350
Gain on other real estate owned	(343)	(35)
Other non-interest expenses	3,043	2,729
Total non-interest expense	17,544	15,579
Net income before income tax expense	11,809	9,787
Income tax expense	3,632	3,019
Net income	$8,177	$6,768

Weighted average shares - basic	14,506	13,814
Weighted average shares - diluted	14,701	13,851

Net income per share, basic	$0.56	$0.49
Net income per share, diluted	0.56	0.49
Cash dividend declared per share	0.21	0.20

Balance Sheet Data (at period end)
Total loans	$1,728,619	$1,600,960
Allowance for loan losses	28,591	32,022
Total assets	2,354,238	2,121,066
Non-interest bearing deposits	436,843	376,972
Interest bearing deposits	1,550,544	1,359,912
Federal Home Loan Bank advances	34,288	31,872
Subordinated debentures	-	30,900
Stockholders' equity	236,976	208,897
Total shares outstanding	14,659	13,958
Book value per share	16.17	14.97
Market value per share	31.64	22.50

S. Y. Bancorp, Inc. Financial Information (unaudited)
First Quarter 2014 Earnings Release

	Three Months Ended
	March 31
	2014	2013
Average Balance Sheet Data
Average federal funds sold	$96,770	$110,472
Average mortgage loans held for sale	2,783	7,851
Average securities available for sale	383,134	277,231
Average FHLB stock and other securities	7,347	6,180
Average loans	1,726,610	1,585,326
Average earning assets	2,207,209	1,979,128
Average assets	2,346,314	2,105,996
Average interest bearing deposits	1,552,310	1,361,349
Average total deposits	1,973,827	1,732,947
Average securities sold under agreement to repurchase	60,895	57,335
Average federal funds purchased and other short term borrowings	16,654	19,643
Average Federal Home Loan Bank advances	34,302	31,876
Average subordinated debentures	-	30,900
Average interest bearing liabilities	1,664,161	1,501,103
Average stockholders' equity	234,587	208,201

Performance Ratios
Annualized return on average assets	1.41%	1.30%
Annualized return on average equity	14.14%	13.18%
Net interest margin, fully tax equivalent	3.76%	3.83%
Non-interest income to total revenue, fully tax equivalent	30.24%	33.03%
Efficiency ratio	56.00%	55.76%

Capital Ratios
Average stockholders' equity to average assets	10.00%	9.89%
Tier 1 risk-based capital	12.47%	13.60%
Total risk-based capital	13.72%	14.86%
Leverage	10.00%	11.11%

Loans by Type
Commercial and industrial	$511,247	$455,258
Construction and development	117,317	125,624
Real estate mortgage - commercial investment	448,255	412,954
Real estate mortgage - owner occupied commercial	329,260	306,924
Real estate mortgage - 1-4 family residential	185,775	165,179
Home equity - first lien	40,700	37,182
Home equity - junior lien	62,605	62,896
Consumer	33,460	34,943

Asset Quality Data
Allowance for loan losses to total loans	1.65%	2.00%
Allowance for loan losses to average loans	1.66%	2.02%
Allowance for loan losses to non-performing loans	139.74%	95.55%
Nonaccrual loans	$12,741	$20,561
Troubled debt restructuring	7,280	10,999
Loans - 90 days past due & still accruing	439	1,952
Total non-performing loans	20,460	33,512
OREO and repossessed assets	2,935	5,720
Total non-performing assets	23,395	39,232
Non-performing loans to total loans	1.18%	2.09%
Non-performing assets to total assets	0.99%	1.85%
Net charge-offs to average loans (2)	0.02%	0.14%
Net charge-offs	$281	$2,184

S. Y. Bancorp, Inc. Financial Information (unaudited)
First Quarter 2014 Earnings Release

	Five Quarter Comparison
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Income Statement Data
Net interest income, fully tax equivalent (1)	$21,853	$20,096	$20,270	$19,229	$18,711
Net interest income	$20,228	$19,843	$20,017	$18,975	$18,463
Provision for loan losses	350	1,575	1,325	1,325	2,325
Net interest income after provision for loan losses	19,878	18,268	18,692	17,650	16,138
Investment management and trust income	4,568	4,255	4,017	4,129	3,886
Service charges on deposit accounts	2,103	2,394	2,348	2,244	2,000
Bankcard transaction revenue	1,075	1,310	1,087	1,020	961
Mortgage banking revenue	588	608	995	1,195	1,180
Loss on the sale of securities	-	-	-	(5)	-
Brokerage commissions and fees	505	466	456	622	615
Bank owned life insurance	236	260	260	259	252
Gain on acquisition	-	-	-	449	-
Other non-interest income	400	518	489	398	334
Total non-interest income	9,475	9,811	9,652	10,311	9,228
Salaries and employee benefits expense	11,118	10,959	10,508	10,021	9,657
Net occupancy expense	1,556	1,427	1,522	1,435	1,231
Data processing expense	1,560	1,624	1,520	1,819	1,356
Furniture and equipment expense	268	280	269	286	291
FDIC Insurance expense	342	376	348	357	350
Loss (gain) on other real estate owned	(343)	287	475	(74)	(35)
Acquisition costs	-	-	-	1,548	-
Other non-interest expenses	3,043	4,427	2,929	3,430	2,729
Total non-interest expense	17,544	19,380	17,571	18,822	15,579
Net income before income tax expense	11,809	8,699	10,773	9,139	9,787
Income tax expense	3,632	2,386	3,091	2,732	3,019
Net income	$8,177	$6,313	$7,682	$6,407	$6,768

Weighted average shares - basic	14,506	14,455	14,408	14,203	13,814
Weighted average shares - diluted	14,701	14,677	14,556	14,243	13,851

Net income per share, basic	$0.56	$0.44	$0.53	$0.45	$0.49
Net income per share, diluted	0.56	0.43	0.53	0.45	0.49
Cash dividend declared per share	0.21	0.21	0.20	0.20	0.20

Balance Sheet Data (at period end)
Cash and due from banks	$42,685	$34,519	$47,048	$41,480	$31,715
Federal funds sold	40,269	36,251	23,472	36,177	27,745
Mortgage loans held for sale	3,473	1,757	3,829	7,080	4,576
Securities available for sale	440,184	490,031	401,063	402,807	362,904
FHLB stock and other securities	7,347	7,347	7,347	7,347	6,180
Total loans	1,728,619	1,721,350	1,709,258	1,666,991	1,600,960
Allowance for loan losses	28,591	28,522	28,990	31,980	32,022
Total assets	2,354,238	2,389,262	2,289,755	2,258,600	2,121,066
Non-interest bearing deposits	436,843	423,350	429,297	412,584	376,972
Interest bearing deposits	1,550,544	1,557,587	1,453,154	1,452,260	1,359,912
Securities sold under agreements to repurchase	52,453	62,615	56,225	56,554	50,879
Federal funds purchased	18,731	55,295	31,861	28,782	36,821
Federal Home Loan Bank advances	34,288	34,329	32,422	31,859	31,872
Subordinated debentures	-	-	30,900	30,900	30,900
Stockholders' equity	236,976	229,444	226,535	220,352	208,897
Total shares outstanding	14,659	14,609	14,554	14,509	13,958
Book value per share	16.17	15.71	15.57	15.19	14.97
Market value per share	31.64	31.92	28.33	24.53	22.50

Capital Ratios
Average stockholders' equity to average assets	10.00%	9.77%	9.82%	9.96%	9.89%
Tier 1 risk-based capital	12.47%	12.29%	13.66%	13.75%	13.60%
Total risk-based capital	13.72%	13.54%	14.91%	15.00%	14.86%
Leverage	10.00%	9.75%	11.21%	11.26%	11.11%

S. Y. Bancorp, Inc. Financial Information (unaudited)
First Quarter 2014 Earnings Release

	Five Quarter Comparison
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Average Balance Sheet Data
Average federal funds sold	$96,770	$116,348	$75,705	$95,029	$110,472
Average mortgage loans held for sale	2,783	3,582	5,685	6,471	7,851
Average investment securities	390,481	385,922	367,402	338,020	283,411
Average loans	1,726,610	1,713,062	1,674,049	1,644,886	1,585,326
Average earning assets	2,207,209	2,208,575	2,122,841	2,073,415	1,979,128
Average assets	2,346,314	2,351,127	2,264,937	2,206,477	2,105,996
Average interest bearing deposits	1,552,310	1,513,067	1,453,534	1,427,469	1,361,349
Average total deposits	1,973,827	1,949,209	1,867,229	1,821,671	1,732,947
Average securities sold under agreement to repurchase	60,895	66,244	64,652	54,576	57,335
Average federal funds purchased and other short term borrowings	16,654	17,102	19,628	21,839	19,643
Average Federal Home Loan Bank advances	34,302	34,341	31,970	31,864	31,876
Average subordinated debentures	-	29,221	30,900	30,900	30,900
Average interest bearing liabilities	1,664,161	1,659,975	1,600,684	1,566,648	1,501,103
Average stockholders' equity	234,587	229,685	222,528	219,871	208,201

Performance Ratios
Annualized return on average assets	1.41%	1.07%	1.35%	1.16%	1.30%
Annualized return on average equity	14.14%	10.90%	13.70%	11.69%	13.18%
Net interest margin, fully tax equivalent	3.76%	3.61%	3.79%	3.72%	3.83%
Non-interest income to total revenue, fully tax equivalent	30.24%	32.81%	32.26%	34.91%	33.03%
Efficiency ratio	56.00%	64.80%	58.72%	63.72%	55.76%

Loans by Type
Commercial and industrial	$511,247	$510,739	$500,478	$474,255	$455,258
Construction and development	117,317	129,590	135,786	133,464	125,624
Real estate mortgage - commercial investment	448,255	430,047	429,832	419,035	412,954
Real estate mortgage - owner occupied commercial	329,260	329,422	326,523	321,518	306,924
Real estate mortgage - 1-4 family residential	185,775	183,700	180,162	180,700	165,179
Home equity - 1st lien	40,700	40,251	38,364	38,598	37,182
Home equity - junior lien	62,605	63,403	63,983	65,486	62,896
Consumer	33,460	34,198	34,130	33,935	34,943

Asset Quality Data
Allowance for loan losses to total loans	1.65%	1.66%	1.70%	1.92%	2.00%
Allowance for loan losses to average loans	1.66%	1.66%	1.73%	1.94%	2.02%
Allowance for loan losses to non-performing loans	139.74%	124.31%	95.10%	101.63%	95.55%
Nonaccrual loans	$12,741	$15,258	$20,284	$20,886	$20,561
Troubled debt restructuring	7,280	7,249	8,585	8,565	10,999
Loans - 90 days past due & still accruing	439	437	1,615	2,017	1,952
Total non-performing loans	20,460	22,944	30,484	31,468	33,512
OREO and repossessed assets	2,935	5,592	6,565	7,619	5,720
Total non-performing assets	23,395	28,536	37,049	39,087	39,232
Non-performing loans to total loans	1.18%	1.33%	1.78%	1.89%	2.09%
Non-performing assets to total assets	0.99%	1.19%	1.62%	1.73%	1.85%
Net charge-offs to average loans (2)	0.02%	0.12%	0.26%	0.08%	0.14%
Net charge-offs	$281	$2,043	$4,315	$1,367	$2,184

Other Information
Total assets under management (in millions)	$2,279	$2,229	$2,140	$2,047	$2,009
Full-time equivalent employees	522	519	510	511	488

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(2) - Interim ratios not annualized

CONTACT:
S.Y. Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President, Treasurer and Chief Financial Officer